UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 7, 2012

Marathon Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35054	27-1284632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

539 South Main Street Findlay, Ohio		45840-3229
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:

(419) 422-2121

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 7, 2012, Marathon Petroleum Company LP (“Buyer”), a wholly owned subsidiary of Marathon Petroleum Corporation (“MPC”), entered into a purchase and sale agreement (the “Agreement”) with BP Products North America Inc. and BP Pipelines (North America) Inc. (collectively, the “Sellers” or “BP”) to purchase certain BP refining assets and related logistics and marketing assets located in Texas and the Southeastern region of the United States. The assets to be acquired include BP’s 451,000 barrel per calendar day (475,000 barrel per stream day) Texas City, Texas refinery, three intrastate NGL pipelines originating at the refinery, an allocation of certain pipeline shipper history, four light product terminals and branded-jobber marketing contract assignments for the supply of approximately 1,200 branded sites in the Southeastern United States. Pursuant to the Agreement, the Buyer will also acquire Seller’s 1,040 megawatt electric cogeneration facility located at the Texas City, Texas refinery.

The base purchase price is $598 million plus the value of inventories at the time of closing, which at current prices is estimated at approximately $1.2 billion, and in each case will be payable in cash. Pursuant to the Agreement, the Buyer may also be required to pay to BP a contingent earnout of up to $700 million over a six-year period, under certain conditions. The acquisition is expected to be funded with cash on hand. This transaction is expected to close early in 2013, subject to the satisfaction of customary closing conditions, including regulatory approvals.

The foregoing description is summary in nature and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 2.1, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Purchase and Sale Agreement by and between Buyer and the Sellers dated as of October 7, 2012*

*	Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: October 9, 2012	By:	/s/ Garry L. Peiffer

Name: Garry L. Peiffer
Title: Executive Vice President, Corporate Planning and Investor & Government Relations

EXHIBIT INDEX

Exhibit Number	Description
2.1	Purchase and Sale Agreement by and between Buyer and the Sellers dated as of October 7, 2012*

*	Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.